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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accounts, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated August 9, 2000, included in the D&K Healthcare Resources, Inc. Form 10-K for the year ended June 30, 2000, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

St. Louis, Missouri
May 3, 2001